Varian Medical Systems



Q2 FY2005 Overview

Giving Fighters a New Edge

2004 and Beyond
Continuing
the **Growth**

Forward-Looking Statements

Except for historical information, the information that follows contains certain forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from those projected. Such risks and uncertainties include the matters described in the risk factors section of our information statement and other risks detailed from time to time in the company's filings with the Securities and Exchange Commission.

Q2 FY05 Summary

• Orders Up	13%
• Revenues Up	9%
• Backlog Up	20%
• Operating Earnings (% of revenue)	23%
• EPS Up	26%

VARIAN medical systems

Oncology Net Order Growth Rates

North America and International Markets



50.00%
40.00%
30.00%
20.00%
10.00%
0.00%
-10.00%
-20.00%
Mar-93
Mar-94
Mar-95
Mar-96
Mar-97
Mar-98
Mar-99
Mar-00
Mar-01
Mar-02
Mar-03
Mar-04
Mar-05
Dom
Int'l

Trailing 12 Months as of April 1, 2005
Comparisons prior to 1999 based on non-published internal data

VARIAN medical systems

Oncology Global Net Order Growth Rate


30.00%
25.00%
20.00%
15.00%
10.00%
5.00%
0.00%
-5.00%
-10.00%
Total
Mar-93
Mar-94
Mar-95
Mar-96
Mar-97
Mar-98
Mar-99
Mar-00
Mar-01
Mar-02
Mar-03
Mar-04
Mar-05

Trailing 12 Months as of April 1, 2005
Comparisons prior to 1999 based on non-published internal data

VARIAN medical systems

Oncology Net Order Growth Dollars


1,400,000
1,200,000
1,000,000
800,000
600,000
400,000
200,000
0
Mar-92
Mar-93
Mar-94
Mar-95
Mar-96
Mar-97
Mar-98
Mar-99
Mar-00
Mar-01
Mar-02
Mar-03
Mar-04
Mar-05
Int'l
Dom

Trailing 12 Months as of April 1, 2005
Comparisons prior to 1999 based on non-published internal data

VARIAN medical systems

Global Share of Radiation Oncology Orders


Varian Medical Systems
Elekta
Siemens
Tomo
Others

Estimate as of April 1, 2005

On-Board Imaging on Trilogy or Clinac Accelerators

- 50+ installations complete or in progress around world
- Clinical now



3D Cone Beam Imaging on Varian On-Board Imager

- In Clinical Use
- Seven sites installed



VARIAN medical systems

Q2 FY05

	VMS		OS		XRP		Other	
Net Orders	395	13%	329	14%	54	8%	12	30%
Revenues	351	9%	289	7%	50	20%	11	26%
Gross Margin	43%		44%		33%		48%	
R&D	20							
SG&A	51							
Operating Earnings	$79							
Operating Earnings (% of revenue)	23%							
EPS	$0.39	+26%	*(138M diluted shares)*					

VARIAN medical systems

Q2 FY05 Balance Sheet / Cash Flow

- Conservative balance sheet
  - $372M cash and marketable secs.
  - $ 61M total debt
  - $638M shareholder equity
- Spent $56M on stock buy-back and $13M for Sigma Micro acquisition in the quarter.
- *DSO 80 days – up 7 days from year-ago qtr.
- Strong cash flow
  - $69M cash flow from operations
  - New 6M share repurchase program underway through December 31, 2005

**Days Sales Outstanding*

VARIAN medical systems

Fiscal 2005 Outlook

(As of end of Second Quarter, Fiscal 2005)

- Estimated Revenue Growth at ~ 13%

- Estimated EPS Growth Approaching ~ 26%

Varian updates its outlook once per quarter when it reports financial results. This information is for reference purposes only and is not an affirmation of or an update to the outlook that Varian reported at the close of last quarter.